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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectuses constituting part of AlliedSignal Inc.'s Registration Statements on Forms S-8 (Nos. 33-09896, 33-50314, 33-51031, 33-51455, 33-55410 and 33-65792), on Forms
S-3 (Nos. 33-00631, 33-13211, 33-14071 and  33-55425) and on Form S-8 (filed  as an amendment to Form S-14, No. 2-99416-01) of our report dated February 1, 1995 appearing on page 38 of the 1994 Annual Report to Shareowners of AlliedSignal Inc., which is incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 1994.

PRICE WATERHOUSE LLP
____________________

PRICE WATERHOUSE LLP

Morristown, New Jersey
March 2, 1995